Exhibit 99.2

Contact: Rachel Webb Vice President, Finance & Investor Relations rachel.webb@jackinthebox.com (858) 522-4556

Press Release

Jack in the Box Inc. Announces Leadership Transition

Chair of the Board Mark King Appointed Interim Chief Executive Officer

Alan Smolinisky Appointed Lead Independent Director

SAN DIEGO – May 13, 2026 – Jack in the Box Inc. (NASDAQ: JACK) today announced that its Board of Directors has appointed Mark King as Executive Chairman and Interim Chief Executive Officer, effective immediately. Mr. King, a member of the Board since November 2025 and its Chair since March 2026, succeeds Lance Tucker. Alan Smolinisky, a member of the Board since November 2025, has been appointed Lead Independent Director.

As Interim CEO, Mr. King will focus on accelerating Jack in the Box’s transformation, supported by strong knowledge of the Company’s business and over four decades of experience at major global brands. Mr. King previously served as CEO of Taco Bell Corp., where he led franchise operations and enhanced consumer engagement during a period of significant growth. He also served as CEO of Xponential Fitness, emphasizing franchisee health and a customer-centric culture.

“I am pleased to serve as Interim CEO of Jack in the Box as we work with urgency to improve operating results and enhance shareholder value,” said Mr. King. “Jack in the Box is an iconic brand with a talented team and solid foundation. We are committed to executing on our ‘JACK on Track’ plan with discipline and at speed. We will continue to empower our franchisees to deliver a high-quality guest experience as we grow same-store sales, expand margins, and reduce debt.”

“Mark is a proven leader with significant restaurant and retail industry expertise that will benefit Jack in the Box as we continue to advance our strategic initiatives with discipline,” said Mr. Smolinisky. “Our Board believes Mark is well positioned to increase the pace of our progress and capture the growth opportunities ahead for the brand while we conduct the search for Jack in the Box’s next CEO.”

Mr. King continued, “On behalf of everyone at Jack in the Box, I want to thank Lance for his contributions to the Company. Lance’s leadership established a clear strategic path toward a simpler, more focused business through ‘JACK on Track,’ which we will continue to accelerate. We wish him the best.”

Mr. Tucker added, “It has been a privilege to lead Jack in the Box, working alongside an incredible team and dedicated franchisees. I look forward to seeing the team’s future success.”

Second Quarter 2026 Earnings Results

In a separate press release issued today, Jack in the Box announced its earnings results for the second quarter of fiscal 2026. Mr. King will join CFO Dawn Hooper to host a webcast to review the Company’s results at 5 p.m. EDT. Additional information can be found at investors.jackinthebox.com.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger

Exhibit 99.2
chains with 2,128 restaurants across 24 states. For more information, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the Company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the Company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; stock market volatility. These and other factors are discussed in the Company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), which are available online at http://investors.jackinthebox.com or in hard copy upon request. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contact

Rachel Webb 858-522-4556 rachel.webb@jackinthebox.com